Exhibit (p)(9)

FREEMAN INVESTMENT MANAGEMENT CO., LLC
CODE OF ETHICS

Version 1.0
June 2009

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

Revision History

Version	Date	Name	Changes
Version 1.0	June 15, 2009	Chris Siriani	Initial version post merger

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

CODE OF ETHICS

OF

FREEMAN INVESTMENT MANAGEMENT CO., LLC

PREAMBLE

This Code of Ethics (“Code”) is being adopted in compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 204A-1 and Rule 204-2 thereunder and Section 17j of the Investment Company Act of 1940 (the “40 Act”) and Rule 17j-1 thereunder, to effectuate the purposes and objectives of those provisions.  Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers. Rule 204A-1 requires investment advisers registered under the Advisers Act to establish, maintain and enforce a written code of ethics. Rule 204-2 imposes record keeping requirements with respect to personal securities transactions of Access Persons (defined below).  Section 206 of the Advisers Act and Rule 17j-1 of the 40 Act make it unlawful for certain persons, including Freeman Investment Management Co., LLC (the “Firm”):

•	To employ a device, scheme or artifice to defraud any client or prospective client managed by the Firm;

•	To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client;

•
Acting as principal for his own account, knowingly to sell any security to or purchase any security from a Client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transactions the capacity in which he is acting and obtaining the consent of the client to such transaction.  The prohibitions of the paragraph (3) shall not apply to any transaction  with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction;

•	To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

This Code of Ethics is adopted by the Firm.  This Code is based upon the principle that the managers and officers of the Firm, all employees, and certain Affiliated Persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.  This fiduciary duty includes the duty of the employees of the Firm to report violations of the Code of Ethics to the Compliance Officer.

We expect all Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospective clients, and their fellow Employees.

We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with clients – simply stated, no Employee should ever enjoy a benefit at the detriment of any Client.

We expect all persons associated with the Firm to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our clients’ interests, subject to the legality of such information.

We expect our Employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise their ability to deal objectively with our clients.

You are encouraged to speak to the CCO, or in his absence, the CEO if you believe that changes or additions to, or deletions from, the Manual may be appropriate.  In addition, please do not hesitate to contact either of the individuals listed above if you feel as though any of the Firm’s disclosure documents, including its Form ADV, advisory contracts or offering materials are inaccurate, incomplete or out-of-date.

POLICY STATEMENT ON INSIDER TRADING

The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law.  This conduct is frequently referred to as “insider trading.”  The Firm’s policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm.  Any questions regarding the Firm’s policy and procedures should be referred to the Firm’s Compliance Officer.

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

•	trading by an insider, while in possession of material nonpublic information, or

•
trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated, or

•	communicating material nonpublic information to others.

The concept of “insider” is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.  In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services.  For that to occur, the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

Trading on inside information is not a basis for liability unless the information is material.  “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Information is nonpublic until it has been effectively communicated to the market place.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications in general circulation would be considered public.

Before trading for yourself or others in the securities of a company about which you may have potential insider information, ask yourself the following questions:

•
Is the information material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially effect the market price of the securities if generally disclosed?

•	Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

•	Report the matter immediately to the Firm’s Compliance Officer.
•	Do not purchase or sell the securities on behalf of yourself or others.
•	Do not communicate the information inside or outside the Firm, other than to the Firm’s Compliance Officer.

•
After the Firm’s Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above.  In addition, care should be taken so that such information is secure.  For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

The role of the Firm’s Compliance Officer is critical to the implementation and maintenance of the Firm’s policy and procedures against insider trading.  The Firm’s Supervisory Procedures can be divided into two classifications – prevention of insider trading and detection of insider trading.

To prevent insider trading, the Firm will:

•	provide, on a regular basis, an educational program to familiarize officers, directors and employees with the Firm’s policy and procedures, and
•	when it has been determined that an officer, director or employee of the Firm has material nonpublic information,
•	implement measures to prevent dissemination of such information, and
•	if necessary, restrict officers, directors and employees from trading the securities.

To detect insider trading, the Firm’s Compliance Officer will:

•	review the trading activity reports filed by each officer, director and employee, and
•	review the trading activity of accounts managed by the Firm.

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

A.  DEFINITIONS

“Access person” means any director, officer, partner, Investment Personnel, portfolio manager, employee, Advisory Person of the Firm and any individual who, in connection with their regular duties, makes, participates in, or has access to non-public information regarding the purchase or sale of securities by Freeman, or has access to non-public information regarding the portfolio holdings of affiliated mutual funds (e.g., all employees with access to custodian data, XIP, Axsys, and data stored on the network or reporting systems).

For the purposes of this code, all employees are classified as access persons.  The CCO has the ability to classify a director or consultant as a non-access person if the individual has no access to information that would otherwise deem the director an access person.  The CCO will maintain a list of such directors with the justification for the classification.

“Advisory Person” means any person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm, has access to non-public information regarding clients’ purchase or sale of securities, is involved in making any recommendations to clients (or in the case of discretionary accounts, investment decisions on behalf of) clients, or who has access to such recommendations that are non-public.

“Affiliated company” means a company which is an Affiliated Person.

“Affiliated Person” of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities or such other person; (b) and person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisor board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

“Beneficial ownership” shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security.  A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse, live-in companion, minor children and other relatives living in his or her household or other persons dependent on the person for support.

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company.  Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company.  A natural person shall be presumed not to be a controlled person.

“Covered Securities and Transactions”:

•	Equity securities including common, preferred and convertible stock, except as otherwise exempted below, and any derivative instrument relating to these securities (e.g. options and warrants);
•	Debt securities; Any interest in a partnership investment;
•	Shares in mutual funds sub-advised by Freeman, and

“Exempt Securities and Transactions”:

•	Direct obligations of the United States government, its agencies or instrumentalities;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Shares of all registered money market funds;
•	Shares of registered open-end and closed-end investment companies that are not advised or sub-advised by Freeman;
•	Shares issued by a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds;
•	Stock index futures; HOLDERS, SPDRS, QQQ

“Investment Personnel” means (a) any portfolio manager of the Firm as defined below; and (b) securities analysts, traders and other personnel who provide information and advice to the portfolio manager or who help execute the portfolio manager’s decisions

“Person” means any natural person or a company.

“Portfolio Manager” means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

“Security” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

“Reportable Security” shall mean each Covered Security but shall not include: securities issued by federal agencies and which are direct obligations of the United States; bankers’ acceptances; bank certificates of deposit; commercial paper and high quality short-term debt instruments, including repurchase agreements; money market funds; shares of unaffiliated registered open-end investment companies (mutual funds); and unit investment trusts that are invested exclusively in unaffiliated open-end investment companies.

B.  PROHIBITED ACTIVITIES

No Access Person shall:

1.	engage in any act, practice or course of conduct, which would violate the provisions of Section 206 and Rule 17j-1 set forth in this Code;

2.	disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Firm;

3.
acquire securities registered under the Securities Act of 1933 (the “1933 Act”), in an initial public offering, in order to preclude any possibility of such person profiting from their positions with the Firm;

4.
purchase any securities in a limited offering that is exempt from registration under the 1933 Act, without prior approval of the Firm’s Compliance Officer.  Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any subsequent consideration by the Firm of an investment in the issuer.  In such circumstances, the Firm’s decision to purchase securities of the issuer shall be subject to independent review by Investment Personnel with no personal interest in the issuer;

5.	purchase or sell a covered security without submitting a Personal Trading Pre-Clearance Form (attachment A) and obtaining written approval from the Compliance Officer

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

6.
profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within thirty (30) calendar days.  Trades made in violation of this prohibition should be unwound, if possible.  Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate portfolio of the Firm;

7.
serve on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm.  Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm’s clients.  Authorization of board service shall be subject to the implementation by the Firm of “Chinese Wall” or other procedures to isolate such Investment Personnel from the Investment Personnel making decisions about trading in that company’s securities; or

8.
accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Firm; for the purpose of this Code de minimis shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm’s business.  All non- de minimis gifts must be reported on the Gift & Entertainment Form (Attachment G).

Exceptions:  The Firm’s management, upon the advice of counsel, may allow exceptions to items B(3) through B(8) of this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front-running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption.  An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger.  [See C below].

C.  EXEMPTED TRANSACTIONS

The prohibitions of Sections B(2) through B(8) shall not apply to:

•	Purchases or sales which are non-volitional on the part of either the Access Person or the Firm;
•	Purchases which are part of an automatic reinvestment plan.
•	Transactions in an account over which the Access Person has no direct or indirect influence or control, such as accounts managed by other advisers on a discretionary basis.

D.  COMPLIANCE PROCEDURES

Pre-clearance of Personal Trades

All Access Persons shall receive prior written approval from the Firm’s Compliance Officer before purchasing or selling Covered Securities.  Requests for pre-clearance shall be made on the form in Attachment A and delivered to the Firm’s Compliance Officer.

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

Purchases or sales of Covered Securities which are not eligible for purchase or sale by the Firm or any of its client’s portfolios shall be considered for clearance from the Firm’s Compliance Officer.  No personal trades will be approved if any of the firm’s clients have transacted in the security in the last two trading days or if the security is on the current trading blotter.

Disclosure of Personal Holdings

All Access Persons shall disclose to the Firm’s Compliance Officer all personal holdings (and accounts eligible to hold) of Reportable Securities no later than 10 days after becoming an Access Person. The information must be current as of a date no more than 45 days prior to the date the report was submitted.

Thereafter, Access Persons must disclose all personal holdings of Reportable Securities on an annual basis as of December 31 and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

Access Persons will be required to submit a Disclosure of Personal Holdings even if they do not hold any Reportable Securities.  The Personal Holdings reports shall be made on the form attached as Attachment E and delivered to the Firm’s Compliance Officer.

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

Transaction Reports

All Access Persons shall submit to the Firm’s Compliance Officer quarterly securities transactions reports, no later than 30 days after the end of each calendar quarter, which must cover at a minimum, all transactions in Reportable Securities made during the quarter.

Every Access Person shall be required to submit a report for all periods, including those periods in which no Reportable Securities transactions were effected.  A report shall be made on the form attached as Attachment C or on any other form containing the following information:

•
the date of the transaction, the title and, as applicable, the exchange ticker symbol or cusip number,  interest rate and maturity date, the number of shares, and the principal amount of each security involved;

•	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•	the price at which the transaction was effected;
•	the name of the broker, dealer or bank with or through whom the transaction was effected; and
•	the date the report was submitted.

Duplicate copies of the broker confirmations of all personal transactions and copies of periodic statements for all securities accounts must be sent directly to the Compliance Officer.  A sample broker letter is shown in Attachment I.

Reporting Requirements

Every Access Person shall report to the Compliance Officer of the Firm the information described in the Transaction Reports section with respect to transactions in any Reportable Security unless the transaction is an Exempted Transaction as described above in Section C.

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

The Compliance Officer of the Firm shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

Reports submitted to the Compliance Officer of the Firm pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

Reports submitted by the Compliance Officer of the Firm pursuant to this Code of Ethics shall be submitted to and reviewed by the Chief Executive Officer of the Firm.  If the Chief Executive Officer of the Firm is also the Compliance Officer, then the reports submitted by the Compliance Officer shall be submitted to and reviewed by a partner of the Firm.

Conflict of Interest

Every Access Person shall notify the Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm’s clients, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Firm.  Such notification shall occur in the pre-clearance process.

Certification of Compliance with Code of Ethics

Every Access Person shall certify annually on the form attached as Exhibit B that:

•	they have read and understand the Code of Ethics and recognize that they are subject thereto;
•	they have complied with the requirements of the Code of Ethics; and
•	they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

E.  REPORTING OF VIOLATIONS

All apparent violations of this Code of Ethics and the reporting requirements thereunder should be promptly reported to the Compliance Officer.

When the Firm’s Compliance Officer finds that a transaction otherwise reportable under Paragraph (1) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or Rule 17j-1 of the 40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of disciplining the person responsible for the violation.

The Compliance Officer shall consider reports of violations made hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

F.  ANNUAL REPORTING

The Firm’s Compliance Officer shall prepare an annual report relating to this Code of Ethics to the Board of Directors of mutual funds that it manages.  Such annual report shall:

•	summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

•	describe any issues arising under the Code of Ethics, including information on any violations requiring significant remedial action during the past year;

•
identify any recommended changes in the existing restrictions or procedures based upon the Firm’s experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

•	certify that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

G.  SANCTIONS

Upon discovering a violation of this Code, the Compliance Officer may impose such sanctions as he deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

If an employee violates the firm’s personal trading policy the following penalties will be applied:

•	1st offense-written warning
•	2nd offense-written warning and a fine of $500.00
•	3rd offense- prohibition and all personal trading and possible termination of employment.

If Access Persons are late when returning their holdings and transactions a $50.00 per day fine will be levied until such time as the appropriate forms are filed.

All funds collected from employees will be donated to a charity of the employees choosing.

H.  RETENTION OF RECORDS

This Code of Ethics, a list of all persons required to make reports hereunder from time to time, shall be updated by the Firm’s Compliance Officer, a copy of each report made by an Access Person hereunder, each memorandum made by the Firm’s Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm.

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

Attachment A

Personal Trading Pre-Clearance Form

The Personal Trading Pre-Clearance Form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

1.	Buy _____________ Sell ____________ Short ____________ Cover Short ______________

2.	Secrity______________________________________________________________________

3.	Common Stock __________ Option __________ Debt __________ Other _______________

4.	Symbol________________________

5.	Number of Shares/Contracts/Principal______________________________________________

6.	Broker/Custodian______________________________________________________________

7.	Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or securities laws.

8.	Employee is not an officer, director or principal shareholder of the company and is not required to file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

By signing below, the individual verifies that the proposed transaction described above does not violate Freeman’s Personal Security Transaction Policy. Note: One signature is required for pre-clearance.

Employee______________________________________________ (Print Name)

Signed _______________________________________________           __________________
                                                        Date

_______________________________________________                      __________________
Chief Compliance Officer                                                                              Date

_______________________________________________                      __________________
CEO/Trader/Portfolio Manager                                                                      Date

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

Attachment B

FREEMAN INVESTMENT MANAGEMENT CO., LLC
CODE OF ETHICS
(Version 1.0 of June 2009)

I, _______________________________________, have received a copy of the Freeman Investment Management Co., LLC Code of Ethics v1.0 dated June 2009 and certify as follows

(i)	I have read and understand the Code of Ethics and recognize that I am subject thereto;

(ii)	I will comply with the requirements of the Code of Ethics;

(iii)	I will report all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

Signature: ______________________________

Name: _________________________________

Date: __________________________________

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

Attachment C

QUARTERLY REPORTING FORM (TRANSACTIONS) REPORTING EMPLOYEE:_________________________________ FOR QUARTER ENDED ___________________

In accordance with Freeman’s Code of Ethics, please provide a list of all reportable securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a pecuniary interest.

Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities to which the report relates.

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP	Principal Amount	Buy (acquire)/ Sell (dispose)	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

I, _____________________, certify the list above includes all transactions in covered securities for the calendar quarter, and, Freeman is receiving duplicate confirmations for all transactions in covered securities.

Signature________________________________________    Date___________________

DELIVER TO THE CHIEF COMPLIANCE OFFICER WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER. USE ADDITIONAL SHEETS IF NECESSARY

Freeman Investment Management Co., LLC	Code of Ethics
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Attachment D

SECURITIES\BROKERAGE ACCOUNT REPORTING FORM (ACCOUNTS)
REPORTING EMPLOYEE:___________________________________ FOR QUARTER ENDED _________________________________________

In accordance with Freeman’s Code of Ethics, please provide a list of all accounts that have opened during the previous calendar quarter in which you maintain a beneficial interest.

Name of Broker, Dealer or Bank	Account Title	Account Number	Date of Account Establishment

______ Initial Submission

______ New Account Submission

______ Annual Submission

I certify that this form fully discloses all of the newly opened accounts in which I have a beneficial interest.

____________________________________________ Print Name ____________________________________________ _________________ Signature Date	Reviewed by: __________________________ Date of Review: ________________________ Exception(s) Noted: ____No _____Yes If Yes, Describe: ________________________

Freeman Investment Management Co., LLC	Code of Ethics
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Attachment E

Securities\Holdings Reporting Form

In accordance with Freeman’s Code of Ethics, please provide a list of all reportable securities in which you have a beneficial interest.  This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares (if applicable)	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

Use additional sheets as necessary.

_____Initial Submission      ______Annual Submission

I certify that this form fully discloses all of the reportable securities in which I have a beneficial interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

____________________________________________    _________________
Signature                                                                                                Date

Reviewed by: __________________________ Date of Review: ________________________ Exception(s) Noted: ____No _____Yes If Yes, Describe: ________________________

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

Attachment F

Request for Approval of Outside Activity Form

The undersigned hereby requests approval for participation in the following outside activity:

____________________________________________________________________________________________
Name and address of company or organization:  _____________________________________________

Nature of organization’s primary business or purpose:  ________________________________________

Is this a public company?  (YES/NO)  If YES, stock symbol:  ___________________________________

Complete description of anticipated role with organization:  _____________________________________

________________________________________________________________________________

Describe any compensation you will receive:  _______________________________________________

If this request for approval is granted:

➢	I agree to notify the Chief Compliance Officer of any change in the above information.

➢
I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢	I am aware of no other Employees who are officers or directors of the organization noted above.

➢
I agree to adhere to the Inside Trading policies of both Freeman Investment Management (“Freeman”) and the organization, and not to communicate any Material Non-Public Information in my possession regarding the organization to Freeman’s investment advisory or research staff.

I will avoid participation in discussions regarding service, investment management, or other arrangements with Freeman or its affiliates, and will recuse myself from voting on any such matters.

Employee_____________________________________

Signed_______________________________________          Date___________

Approved By__________________________________          Date___________
Chief Compliance Officer

Freeman Investment Management Co., LLC	Code of Ethics
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Attachment G

Gift and Entertainment Report

Employee(s) Receiving/Giving the Gift/Entertainment:

_________________________________________________________________________________

Describe the Gift/Entertainment:

_________________________________________________________________________________

Approximate Total Dollar Amount of Gift/Entertainment:$_______________________________________

Outside Party that Receives/Gives the Gift/Entertainment:

_________________________________________________________________________________

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________         No __________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months?  If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

_________________________________________________________________________________

Relationship of Receiver/Giver to Freeman and/or Employee(s):

_________________________________________________________________________________

Reason (if known) the Gift/Entertainment will be given by/given to Freeman and/or Employee(s):

_________________________________________________________________________________

Signature: ______________________________________________            Date: _________________

Compliance Use Only Comments ______________________________________________________________________________ _______________________________________________________________________________________

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

Attachment H

Employee Gift/Entertainment Log

Date	Employee Giving/Receiving Gift/Entertainment	Description of Gift/Entertainment	Approximate Dollar Amount of Gift/Entertainment	Receiver/Giver of Gift/Entertainment	Relationship of Receiver/Giver to Freeman and/or Employee	Reason Gift/Entertainment was given by/given to Freeman and/or Employee	Compliance Approval (Yes/No)
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009

Attachment I

Sample Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>
<ADDRESS>
<CITY, STATE ZIP>

Re:       Account No.         _______________________________

Account Name      _______________________________

Dear ________________,

As of _____________, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

Freeman Investment Management Co., LLC
Attn: Christopher Siriani, Chief Compliance Officer
12255 El Camino Real, Suite 200
San Diego, CA 92130

If you have any questions or concerns, please feel free to give me a call at 858-779-9815.  Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc:        <Name>

Freeman Investment Management Co., LLC	Code of Ethics
NY-#1197866-v9	June 2009